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                        INVESTMENT SUB-ADVISORY AGREEMENT
                           COLUMBIA FUNDS SERIES TRUST

     THIS AGREEMENT is made as of September 30, 2006 among COLUMBIA MANAGEMENT ADVISORS, LLC, a Delaware limited liability company (herein called the "Adviser"), CAUSEWAY CAPITAL MANAGEMENT LLC, a Delaware limited liability company (herein called the "Sub-Adviser") and COLUMBIA FUNDS SERIES TRUST, a Delaware statutory trust (the "Trust"), on behalf of those series of the Trust now or hereafter identified on Schedule I hereto (each a "Fund" and collectively, the "Funds").

                                    RECITALS

     WHEREAS, the Trust is registered with the Securities and Exchange Commission (the "Commission") as an open-end series management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Adviser is registered with the Commission as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act");

     WHEREAS, the Sub-Adviser is also registered with the Commission as an investment adviser under the Advisers Act;

     WHEREAS, the Adviser and the Trust have entered into an investment advisory agreement (the "Investment Advisory Agreement"), pursuant to which the Adviser manages the investment operations of each Fund and may delegate certain duties of the Adviser to one or more investment sub-adviser(s); and

     WHEREAS, the Adviser, with the approval of the Board of Trustees of the Trust (the "Board"), including a majority of the Trustees who are not "interested persons" (defined in the 1940 Act) of any party to this Agreement, desires to delegate to the Sub-Adviser the duty to manage the portfolio investments of the Funds;

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed among the parties hereto as follows:

     1. APPOINTMENT OF SUB-ADVISER. The Adviser hereby appoints the Sub-Adviser and the Sub-Adviser hereby agrees to manage the portfolio investments of each Fund subject to the terms of this Agreement and subject to the supervision of the Adviser and the Board.

     2. SERVICES OF SUB-ADVISER. The Sub-Adviser shall perform all services necessary for the management of the portfolio investments of each Fund, including but not limited to:

     (a) Managing the investment and reinvestment of all assets now or hereafter acquired by each Fund, or such portion of the assets of each Fund as the Adviser may determine from time to time, including determining what securities and other investments are to be purchased or sold for each Fund and executing transactions accordingly;


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     (b)  Transmitting trades to each Fund's custodian for settlement in accordance with each Fund's procedures and as may be directed by the Trust;

     (c) Assisting in the preparation of interestholder communications relating to the Funds, including interestholder reports;

     (d) Making recommendations, or making determinations under authority delegated by the Adviser or the Trust, as to the manner in which voting rights, rights to consent to Fund action and any other rights pertaining to each Fund's portfolio securities shall be exercised;

     (e) Making recommendations to the Adviser and the Board with respect to Fund investment policies and procedures, and carrying out such investment policies and procedures as are approved by the Board or by the Adviser under authority delegated by the Board to the Adviser;

     (f) Supplying reports, evaluations, analyses, statistical data and information to the Adviser, the Board or to the Funds' officers and other service providers as the Adviser or the Board may reasonably request from time to time or as may be necessary or appropriate for the operation of the Trust as an open-end investment company or as necessary to comply with Section 3(a) of this Agreement;

     (g) Maintaining all required books and records with respect to the investment decisions and securities transactions for each Fund;

     (h) Furnishing any and all other services, subject to review by the Board, that the Adviser from time to time reasonably determines to be necessary to perform its obligations under the Investment Advisory Agreement or as the Board may reasonably request from time to time.

     3. RESPONSIBILITIES OF SUB-ADVISER. In carrying out its obligations under this Agreement, the Sub-Adviser agrees that it will:

     (a) Comply with all applicable law, including but not limited to the 1940 Act and the Advisers Act, the rules and regulations of the Commission thereunder and the conditions of any order affecting the Trust or a Fund issued thereunder that the Adviser communicates to the Sub-Adviser;

     (b) Use the same skill and care in providing such services as it uses in providing services to other fiduciary accounts for which it has investment responsibilities;

     (c) The Sub-Adviser acknowledges that the Funds may engage in transactions with certain investment sub-advisers in the Columbia Funds Family (and their affiliated persons) in reliance on exemptions under Rule 10f-3, Rule 12d3-1, Rule 17a-10 and Rule 17e-1 under the 1940 Act. Accordingly,


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          the Sub-Adviser hereby agrees that it will not consult with any other investment sub-adviser of a Columbia Fund in the Columbia Fund Family concerning transactions for a Fund in securities or other investments, other than for purposes of complying with the conditions of Rule 12d3-1(a) and (b). With respect to a Fund with one or more investment sub-advisers in addition to the Sub-Adviser, the Sub-Adviser shall be limited to providing investment advice only with respect to the portion of the Fund's assets as the Adviser may determine from time to time, and shall not consult with any other investment sub-adviser to the Fund that is a principal underwriter or an affiliated person of a principal underwriter concerning transactions for the Fund in securities or other investments.

     (d) Not make loans to any person for the purpose of purchasing or carrying Fund interests;

     (e) Place, or arrange for the placement of, all orders pursuant to its investment determinations for the Funds either directly with the issuer or with any broker or dealer (including any affiliated broker or dealer). In executing portfolio transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of each Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Sub-Adviser may also consider whether such broker or dealer furnishes research and other information or services to the Sub-Adviser; and

     (f) Adhere to the investment objective, strategies, policies, and procedures of the Trust adopted on behalf of each Fund and communicated to the Sub-Adviser.

     4. CONFIDENTIALITY OF INFORMATION. Each party agrees that it will treat confidentially all information provided by another party regarding such other party's business and operations, including without limitation the investment activities or holdings of a Fund. All confidential information provided by a party hereto shall not be disclosed to any unaffiliated third party without the prior consent of the providing party. The foregoing shall not apply to any information that is public when provided or thereafter becomes public or which is required or requested to be disclosed by any regulatory authority in the lawful and appropriate exercise of its jurisdiction over a party, by any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

     5. SERVICES NOT EXCLUSIVE. The services furnished by the Sub-Adviser hereunder are deemed not to be exclusive, and the Sub-Adviser shall be free to furnish similar services to


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others so long as its provision of services under this Agreement is not impaired thereby. To the extent that the purchase or sale of securities or other investments of the same issuer may be deemed by the Sub-Adviser to be suitable for two or more accounts managed by the Sub-Adviser, the available securities or investments may be allocated in a manner believed by the Sub-Adviser to be equitable to each account. It is recognized that in some cases this procedure may adversely affect the price paid or received by a Fund or the size of the position obtainable for or disposed of by a Fund.

     6. DELIVERY OF DOCUMENTS. The Trust will provide the Sub-Adviser with copies, properly certified or authenticated, of each of the following:

     (a) the Trust's Certificate of Trust, as filed with the Secretary of State of Delaware, and Declaration of Trust (such Declaration of Trust, as presently in effect and as from time-to-time amended, is herein called the "Declaration of Trust");

     (b)  the Trust's Bylaws, if any;

     (c) the most recent prospectus(es) and statement(s) of additional information relating to each Fund (such prospectus(es) together with the related statement(s) of additional information, as presently in effect and all amendments and supplements thereto, are herein called the "Prospectus"); and

     (d)  any and all applicable policies and procedures approved by the Board.

     The Trust will promptly furnish the Sub-Adviser with copies of any and all amendments of or additions or supplements to the foregoing.

     7. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records that it maintains for each Fund under this Agreement are the property of the Trust and further agrees to surrender promptly to the Trust or the Adviser any of such records upon request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

     8. EXPENSES OF THE FUNDS. Except to the extent expressly assumed by the Sub-Adviser and except to any extent required by law to be paid or reimbursed by the Sub-Adviser, the Sub-Adviser shall have no duty to pay any ordinary operating expenses incurred in the organization and operation of the Funds. Ordinary operating expenses include, but are not limited to, brokerage commissions and other transaction charges, taxes, legal, auditing, printing, or governmental fees, other Fund service providers' fees and expenses, expenses of issue, sale, redemption and repurchase of shares, expenses of registering and qualifying shares for sale, expenses relating to Board and interestholder meetings and the cost of preparing and distributing reports and notices to interestholders. The Sub-Adviser shall pay all other expenses incurred by it in connection with its services under this Agreement.


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     9. COMPENSATION. Except as otherwise provided herein, for the services provided to each Fund and the expenses assumed pursuant to this Agreement, the Adviser will pay the Sub-Adviser and the Sub-Adviser will accept as full compensation therefor a fee determined in accordance with Schedule I attached hereto. It is understood that the Adviser shall be solely responsible for compensating the Sub-Adviser for performing any of the duties delegated to the Sub-Adviser and the Sub-Adviser agrees that it shall have no claim against the Trust or any Fund with respect to compensation under this Agreement.

     10. LIABILITY OF SUB-ADVISER. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Adviser or the Trust in connection with the performance of its duties under this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services, from willful misfeasance, bad faith or negligence on the part of the Sub-Adviser or any of its officers, board members, employees or agents, in connection with the performance of their duties under this Agreement, from reckless disregard by it or its officers, board members, employees or agents of any of their obligations and duties under this Agreement or from any violations of securities laws, rules, regulations, statutes and codes, whether federal or state, by the Sub-Adviser or any of its officers, board members, employees or agents.

     11. INDEMNIFICATION. The Sub-Adviser shall indemnify and hold harmless the Funds and the Adviser from and against any and all direct or indirect claims, losses, liabilities or damages (including reasonable attorney's fees and other related expenses) resulting from a breach of fiduciary duty with respect to the receipt of compensation for services, from willful misfeasance, bad faith or negligence on the part of the Sub-Adviser or any of its officers, board members, employees or agents, in connection with the performance of their duties under this Agreement, from reckless disregard by it or its officers, board members, employees or agents of any of their obligations and duties under this Agreement, or resulting from any violations of securities laws, rules, regulations, statutes and codes, whether federal or state, by the Sub-Adviser or any of its officers, board members, employees or agents; provided, however, that the Sub-Adviser shall not be required to indemnify or otherwise hold the Funds or the Adviser harmless under this Section 11 where the claim against, or the loss, liability or damage experienced by the Funds or the Adviser, is caused by or is otherwise directly related to the Funds' or the Adviser's or any of their officers', trustees'/directors', employees' or agents' own willful misfeasance, bad faith or negligence, or to the reckless disregard by the Funds or the Adviser or any of their officers, trustees/directors, employees or agents of their duties under this Agreement, or to any violations of securities laws, rules, regulations, statutes or codes, whether federal or state, by the Funds or the Adviser or any of their officers, trustees/directors, employees or agents.

     12. TERM AND APPROVAL. This Agreement succeeds to the predecessor Agreement between the Adviser, Sub-Adviser and Columbia Funds Master Investment Trust ("CFMIT") identified in Schedule I from which it is adopted, with the original effective dates presented in Schedule I (the "CFMIT Agreement"). The CFMIT Agreement has continued in effect for successive annual periods after the original effective dates, with the continuation of the CFMIT Agreement having been approved at least annually after the second anniversary of the original effective dates. This Agreement will continue in effect for each Fund after each anniversary of


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the original effective date of the CFMIT Agreement with respect to such Fund, for successive annual periods ending on each subsequent anniversary, provided that the continuation of the Agreement is specifically approved for the Fund at least annually:

     (a)(i) by the Board or (ii) by the vote of "a majority of the outstanding voting securities" of the Fund (as defined in Section 2(a)(42) of the 1940 Act); and

     (b) by the affirmative vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of a party to this Agreement (other than as Trustees of the Trust), by votes cast in person at a meeting specifically called for such purpose.

     13. TERMINATION. This Agreement may be terminated without payment of any penalty at any time by:

     (a) the Trust with respect to a Fund, by vote of the Board or by vote of a majority of a Fund's outstanding voting securities, upon sixty (60) days' written notice to the other parties to this Agreement; or

     (b) the Adviser or the Sub-Adviser with respect to a Fund, upon sixty (60) days' written notice to the other parties to this Agreement.

     Any party entitled to notice may waive the notice provided for herein. This Agreement shall automatically terminate in the event of its assignment, unless an order is issued by the Commission conditionally or unconditionally exempting such assignment from the provisions of Section 15(a) of the 1940 Act, in which event this Agreement shall remain in full force and effect subject to the terms of such order. For the purposes of this paragraph, the definitions contained in
Section 2(a) of the 1940 Act and the applicable rules under the 1940 Act shall apply.

     14. CODE OF ETHICS. The Sub-Adviser represents that it has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide the Adviser or the Trust with a copy of such code, any amendments or supplements thereto and its policies and/or procedures implemented to ensure compliance therewith.

     15. PROXY VOTING PROCEDURES. The Sub-Adviser represents that it has adopted and implemented written policies and procedures that are reasonably designed to ensure that the Sub-Adviser votes proxies in the best interest of the Funds in compliance with the requirements of Rule 206(4)-6 under the Advisers Act. The Sub-Adviser shall present to the Board its policies, procedures and other guidelines for voting proxies at least annually, and must notify the Adviser or the Board promptly of material changes to any policies and procedures, including any substantive changes to its procedures for addressing conflicts of interest. The Sub-Adviser is not required to notify the Adviser or the Board of changes relating to any guidelines for voting specific types of proxies except as part of the annual presentation. Upon request, the Sub-Adviser shall provide the Trust with a copy of its policies, procedures and other guidelines or a


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description of such policies, procedures and guidelines for the purpose of filing such document(s) in the Trust's Prospectus or as otherwise required by the 1940 Act and the rules promulgated thereunder.

     16. INSURANCE. The Sub-Adviser shall maintain for the term of this Agreement and provide evidence thereof to the Trust or the Adviser a blanket bond and professional liability (error and omissions) insurance in an amount reasonably acceptable to Adviser.

     17. REPRESENTATIONS AND WARRANTIES. Each party to this Agreement represents and warrants that the execution, delivery and performance of its obligations under this Agreement are within its powers, have been duly authorized by all necessary actions and that this Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms. The Sub-Adviser further represents and warrants that it is duly registered as an investment adviser under the Advisers Act.

     18. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     19. NOTICES. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to such address as may be designated for the receipt of such notice. Until further notice, it is agreed that the address of the Trust shall be One Financial Center, Boston, Massachusetts, 02111, Attention: Secretary, that of the Adviser shall be One Financial Center, Boston, Massachusetts, 02111, Attention: President, and that of the Sub-Adviser shall be 11111 Santa Monica Blvd., Suite 1550, Los Angeles, CA 90025, Attention: General Counsel. The Sub-Adviser agrees to promptly notify the Adviser and the Trust in writing of the occurrence of any event which could have a material impact on the performance of its duties under this Agreement, including but not limited to (i) the occurrence of any event which could disqualify the Sub-Adviser from serving as an investment adviser pursuant to
Section 9 of the 1940 Act; (ii) any material change in the Sub-Adviser's business activities; (iii) any event that would constitute a change in control of the Sub-Adviser; (iv) any change in the portfolio manager or portfolio management team of a Fund; (v) the existence of any pending or threatened audit, investigation, examination, complaint or other inquiry (other than routine audits or regulatory examinations or inspections) relating to any Fund; and (vi) any material violation of the Sub-Adviser's code of ethics.

     20. RELEASE. The names "Columbia Funds Series Trust" and "Trustees of Columbia Funds Series Trust" refer respectively to the Trust created by the Declaration of Trust and the Trustees as Trustees but not individually or personally. All parties hereto acknowledge and agree that any and all liabilities of the Trust arising, directly or indirectly, under this Agreement will be satisfied solely out of the assets of the Trust and that no Trustee, officer or interestholder shall be personally liable for any such liabilities. All persons dealing with any Fund of the Trust must look solely to the property belonging to such Fund for the enforcement of any claims against the Trust.

     21. MISCELLANEOUS. This Agreement contains the entire understanding of the parties hereto. Each provision of this Agreement is intended to be severable. If any provision of this


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Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     22. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, Delaware law and the federal securities laws, including the 1940 Act and the Advisers Act.

     23. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

     24. USE OF THE NAME "COLUMBIA FUNDS". The Sub-Adviser agrees that it will not use the name "Columbia Funds", any derivative thereof, or the name of the Adviser, the Trust or any Fund except in accordance with such policies and procedures as may be mutually agreed to in writing. Notwithstanding the foregoing, the Sub-Adviser may include the name "Columbia Multi-Advisor International Equity Fund" on its client list used in marketing materials.


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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first written above.

                                        COLUMBIA FUNDS SERIES TRUST
                                        on behalf of the Funds


                                        By: /s/ Christopher L. Wilson
                                            ------------------------------------
                                            Christopher L. Wilson
                                            President


                                        COLUMBIA MANAGEMENT ADVISORS, LLC


                                        By: /s/ Dean C. Athanasia
                                            ------------------------------------
                                            Dean C. Athanasia
                                            Managing Director


                                        CAUSEWAY CAPITAL MANAGEMENT LLC


                                        By: /s/ Gracie V. Fermelia
                                            ------------------------------------
                                        Name: Gracie V. Fermelia
                                        Title: Chief Operating Officer


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                                   SCHEDULE I

     The Adviser shall pay the Sub-Adviser as full compensation for services provided and expenses assumed hereunder, a sub-advisory fee for each Fund, computed daily and payable monthly at the annual rates listed below as a percentage of the average daily net assets of the Fund under the Sub-Adviser's management:

                FUND                   RATE OF COMPENSATION     EFFECTIVE DATE
                ----                   --------------------   ------------------
Columbia Multi-Advisor International          0.43%                09/30/06
Equity Fund                                                   (Adopted from the
                                                               CFMIT Agreement,
                                                              effective 9/17/04)

Current as of the 30th day of September, 2006.

                                        COLUMBIA FUNDS SERIES TRUST on behalf of the Funds


                                        By: /s/ Christopher L. Wilson
                                            ------------------------------------
                                            Christopher L. Wilson
                                            President


                                        COLUMBIA MANAGEMENT ADVISORS, LLC


                                        By: /s/ Dean C. Athanasia
                                            ------------------------------------
                                            Dean C. Athanasia
                                            Managing Director


                                        CAUSEWAY CAPITAL MANAGEMENT LLC

                                        By: /s/ Gracie V. Fermelia
                                            ------------------------------------
                                        Name: Gracie V. Fermelia
                                        Title: Chief Operating Officer


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